UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2022 (March 1, 2022)

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by TD Holdings, Inc. (the “Company”) in a current report on Form 8-K filed with the Securities and Exchange Commision, on September 1, 2021, the Company received a letter from the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because the closing bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days. The Company was provided an initial grace period to regain compliance, which ended on February 28, 2022.

On March 1, 2022, the Company received notice from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until August 29, 2022, to regain compliance (the “Second 180 Day Compliance Period”). The Staff indicated that its determination is based on the Company meeting the continued listing requirement for market value of publicly held shares, and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the Second 180 Day Compliance Period by effecting a reverse stock split, if necessary.

If at any time during the Second 180 Day Compliance Period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written confirmation of compliance.

The Company will continue to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including but not limited to, implementing a reverse stock split of its outstanding securities, to regain compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the Second 180 Day Compliance Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: March 2, 2022	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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